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                                  EXHIBIT 10.9

Intercreditor Agreement, dated August 22, 1996, by and between The First National Bank of Chicago as Contractual Representative and The First National Bank of Chicago as Agent.















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                            INTERCREDITOR AGREEMENT


     THIS INTERCREDITOR AGREEMENT, dated as of August 22, 1996 (this "AGREEMENT"), is executed and delivered by The First National Bank of Chicago in its capacity as contractual representative for itself and the "Lenders" party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "BANK AGENT"), and The First National Bank of Chicago as agent under the Purchase Agreement referred to below (in such capacity, the "RECEIVABLES AGENT").

                                   BACKGROUND

     A. Printpack, Inc., a Georgia corporation (the "COMPANY"), and the Bank Agent are parties to that certain Security Agreement dated as of August 22, 1996 (as amended, modified, supplemented or restated and in effect from time to time, the "SECURITY AGREEMENT") for the benefit of certain creditors of the Company party to the credit agreement referred to therein (as amended, modified, supplemented or restated and in effect from time to time, the "CREDIT AGREEMENT").

     B. The Company is entering into that certain Receivables Sales Agreement (as amended, modified, supplemented or restated and in effect from time to time, the "RSA"), dated as of August 22, 1996, by and between the Company and Flexible Funding Corp., a limited purpose Delaware corporation (the "RECEIVABLES SUBSIDIARY"), pursuant to which the Company will sell to the Receivables Subsidiary substantially all Receivables that it now owns and from time to time hereafter will own, and the Company and the Receivables Subsidiary are entering into a Stockholder and Subscription Agreement dated as of August 22, 1996 (as amended, modified, supplemented or restated and in effect from time to time, the "SUBSCRIPTION AGREEMENT") with the Receivables Subsidiary, pursuant to which the Company will contribute to the Receivables Subsidiary some or all of its existing and hereafter arising Receivables.

     C. Contemporaneously with the sale or contribution of Receivables to the Receivables Subsidiary pursuant to the RSA and the Subscription Agreement, the Receivables Subsidiary will transfer the Receivables and the other Specified Assets (as defined below) to the Receivables Agent pursuant to that certain Receivables Purchase Agreement (as amended, supplemented, modified or restated and in effect from time to time, the "PURCHASE AGREEMENT") dated as of August 22, 1996 among the Receivables Subsidiary, Falcon Asset Securitization Corporation ("FALCON"), various investors (together with Falcon, the "PURCHASERS"), and the Receivables Agent.

     D. To induce the Company, the Receivables Subsidiary, the Purchasers and the Receivables Agent to enter into the Transaction Documents, the requisite parties to the Credit Agreement have authorized the Bank Agent to execute and deliver this Agreement.





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     E. The execution and delivery of this Agreement is a condition precedent to the effectiveness of the RSA, the Subscription Agreement, the Purchase Agreement and the other Transaction Documents.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. As used herein, the following terms shall have the meanings specified below:

     "AGGREGATE UNPAIDS" means, at any time, an amount equal to the sum of all accrued and unpaid Discount and Capital (each as defined in the Purchase Agreement) and all other amounts owed (whether due or accrued) under the Purchase Agreement, the Fee Letter or any other Transaction Document to the Receivables Agent and/or the Purchasers at such time.

     "AUTHORIZED OFFICER" means, with respect to the Receivables Agent, any Vice President or higher of the Receivables Agent's Asset-Backed Finance Division.

     "BANK COLLATERAL" means all property and interests in property (other than Specified Assets) now or hereafter acquired by the Company in or upon which a security interest, lien or mortgage is granted by the Company to the Bank under the Security Agreement or any other collateral document executed in connection with the Credit Agreement, including the "EXCLUDED RECEIVABLES ASSETS," as defined below.

     "COLLECTION ACCOUNT" means each concentration account, depositary account, lock-box, lock-box account or similar account in which any Collections are collected or deposited.

     "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable.

     "COMMERCIAL PAPER" means promissory notes of Falcon issued by Falcon in the commercial paper market.

     "CONTRACT" means, with respect to any Receivable, any and all instruments, agreements, leases, bills of lading, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

     "EXCLUDED RECEIVABLES ASSETS" means: (i) all "INVENTORY" (as that term is defined in the Security Agreement referred to in the Credit Agreement), other than returned goods, if any, relating to the sale that gave rise to any Receivables which are included in the Specified Assets ("SPECIFIED RETURNED GOODS"); (ii) any Receivables or other proceeds of Inventory created or arising
(A) after a Bankruptcy Event in which the

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Company is the debtor (other than proceeds of Specified Returned Goods), (B)
after termination of purchases under the Purchase Agreement or (C) from the sale or other disposition of any of the Inventory (other than Specified Returned Goods) by the Bank Agent, as a secured party under the UCC (in each case, together with all Related Security and Collections in respect thereof); and (iii) any Specified Returned Goods which have been re-acquired by the Company from the Receivables Subsidiary in accordance with the terms of the RSA.

     "FINANCE CHARGES" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

     "OBLIGOR" means a Person obligated to make payments pursuant to a Contract.

     "PERSON" means an individual, partnership, corporation, association, trust, or any other entity, or organization, including a government or political subdivision or agency or instrumentality thereof.

     "RECEIVABLE" means the indebtedness and other obligations owed (at the time it arises, and before giving effect to any transfer or conveyance contemplated under the Purchase Agreement or the RSA) to the Company, whether constituting an account, chattel paper, instrument, document or general intangible, arising in connection with the sale of goods or insurance or rendition of services by the Company and includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

     "RECORDS" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

     "RELATED SECURITY" means, with respect to any Receivable:

     (i) all of the Company's and the Receivables Subsidiary's interest in the goods (including returned goods), if any, the sale of which by the Company gave rise to such Receivable, and all insurance contracts with respect to such goods,

     (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with

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all financing statements and security agreements describing any collateral securing such Receivable,

     (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

     (iv) all Records related to such Receivables, and

     (v) all proceeds of any of the foregoing.

     "SPECIFIED ASSETS" means the Receivables, the Collections, the Collection Accounts and the Related Security, as more fully described in the Purchase Agreement; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary in the Purchase Agreement, Exhibit I to the Purchase Agreement or any other Transaction Documents, the term "SPECIFIED ASSETS" shall not include any of the Excluded Receivables Assets (including any proceeds thereof which may be deposited in the Collection Accounts), which shall constitute Bank Collateral.

     "TRANSACTION DOCUMENTS" means, collectively, (a) the RSA and the Subordinated Note referred to therein, (b) the Purchase Agreement, (c) any agreement entered into pursuant to the Purchase Agreement or the RSA with respect to any Collection Account, (d) the Subscription Agreement, and (e) the fee letter dated August 22, 1996 by and between the Receivables Subsidiary and the Receivables Agent (as amended, modified, supplemented or restated and in effect from time to time, the "FEE LETTER").

     2. Authorization. The Bank Agent confirms that the terms of the Credit Agreement (a) authorize the Bank Agent to execute, deliver and perform this Agreement, and (b) provide for all of the existing and future parties to the Credit Agreement to be bound by the terms of this Agreement.

     3. Release of Specified Assets. The Bank Agent hereby releases all liens and security interests of any kind whatsoever which the Bank Agent (or any trustee or agent acting on its behalf) holds in Specified Assets, to the extent that such Specified Assets would otherwise constitute Bank Collateral. It is understood and agreed that the Bank Agent shall have no rights to or in any proceeds of the Bank Collateral that constitute Specified Assets, except to the extent such proceeds constitute Excluded Receivables Assets. The Bank Agent agrees, upon the reasonable request of the Receivables Agent, to execute and deliver to the Receivables Agent such UCC partial release statements and other documents and instruments, and do such other acts and things, as the Receivables Agent may reasonably request in order to evidence the release provided for in this Section 3; PROVIDED, HOWEVER, that failure to execute and deliver any such partial release statements, documents or instruments, or to do such acts and things, shall not affect or impair the release provided for in this Section 3.


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     4. Separation of Collateral.

     (a) The Receivables Agent hereby agrees promptly to return to the Company funds or other property other than Specified Assets (or proceeds thereof, other than proceeds constituting Excluded Receivables Assets) which constitute Bank Collateral (or proceeds thereof); PROVIDED THAT the Company or the Bank Agent shall have identified such Bank Collateral or proceeds in writing to the Receivables Agent or an Authorized Officer of the Receivables Agent otherwise has actual knowledge of the identity of such Bank Collateral or proceeds; and PROVIDED FURTHER that if the Bank Agent shall so request in a written notice to the Receivables Agent, the Receivables Agent shall return such funds and property to the Bank Agent instead of to the Company. For purposes of maintaining the perfection of the Bank Agent's lien thereon, the Bank Agent hereby appoints the Receivables Agent as its agent in respect of such funds or other property.

     (b) The Bank Agent hereby agrees to promptly return to the Receivables Agent any funds or other property which constitute Specified Assets (or proceeds thereof); PROVIDED THAT the Receivables Agent shall have identified such Specified Assets or proceeds in writing to the Bank Agent or an officer of the Bank Agent otherwise has actual knowledge of the identity of such Specified Assets or proceeds. For purposes of maintaining the perfection of the Receivables Agent's interests therein, the Receivables Agent hereby appoints the Bank Agent as its agent with respect to such Specified Assets and proceeds.

     (c) All payments made by an Obligor that is obligated to make payment with respect to both Specified Assets and other Receivables shall be applied against the Receivables, if any, that are designated by such Obligor. In the absence of such designation, such payment shall be applied against the oldest outstanding Receivables owed by such Obligor.

     (d) Unless the Receivables Agent and the Bank Agent agree otherwise in writing, neither the Receivables Agent nor the Bank Agent shall send any notice to an Obligor directing it to remit payments in respect of any Receivable to any account other than the Collection Accounts.

     (e) In the event that any of the Specified Assets (or proceeds thereof, other than proceeds constituting Excluded Receivables Assets) become commingled with any Bank Collateral (or proceeds thereof), then the Bank Agent and the Receivables Agent shall, in good faith, cooperate with each other to separate the Specified Assets (and proceeds thereof) from such Bank Collateral (and proceeds thereof); PROVIDED, HOWEVER, that in the case of any assets, if such separation is not possible, the parties hereto agree to share the proceeds of such property proportionately according to the interests of the Bank Agent and the Receivables Agent therein; PROVIDED, FURTHER, that each party shall bear its own out-of-pocket costs and expenses incurred to effect such separation and/or sharing (including without limitation fees and expenses of auditors and attorneys) to the extent

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that such costs and expenses are not reimbursed or otherwise borne by the
Company (it being understood that nothing in this Agreement shall limit the obligation of the Company to make such reimbursement or bear such costs and expenses in accordance with the terms of the Credit Agreement, the Security Agreement and the Transaction Documents); and PROVIDED, FURTHER, that this
Section 4(e) shall not require any party to this Agreement to take any action which it believes, in good faith, may prejudice its ability to realize the value of, or to otherwise protect, its interests (and the interests of the parties for which it acts).

     (f) The Receivables Agent hereby acknowledges that Collections of Excluded Receivables Assets may from time to time be deposited in the Collection Accounts. In the event that the Receivables Agent gives notice to any bank maintaining a Collection Account that the Receivables Agent is asserting exclusive dominion and control over the Collection Accounts, the Receivables Agent agrees, upon the Bank Agent's request from and after the date on which purchases have terminated under the Purchase Agreement, to notify any banks maintaining a Collection Account of the Bank Agent's interest in and to such Collection Account to the extent that such notice may be reasonably necessary to perfect or preserve the Bank Agent's interest in any Collections of Excluded Receivables Assets as against the applicable banks. The Receivables Agent further agrees, upon the payment in full of the Aggregate Unpaids or, if earlier, the date on which all Specified Assets have been collected and/or written off as uncollectible, to transfer its ownership and control over the Collection Accounts to the Bank Agent in order to assist the Bank Agent in realizing its interest in and to the Excluded Receivables Assets. Any such transfer shall be without representation, recourse or warranty of any kind on the part of the Receivables Agent. If such transfer occurs prior to the date on which the Aggregate Unpaids have been paid and collected in full, then, (i) notwithstanding any such transfer, all Collections and other proceeds subsequently deposited into the Collection accounts on account of the Specified Assets shall be delivered to the Receivables Agent as provided in paragraph (e) above and (ii) the Bank Agent shall, if the Receivables Agent so requests, notify any bank maintaining a Collection Account of the Receivables Agent's continuing interest, if any, in the Collections of such Specified Assets as may be reasonably necessary to maintain perfection of or otherwise preserve the Receivables Agent's interest in any Collections of Specified Assets as against the banks maintaining the Collection Accounts.

     5. Additional Agreements with Bank Parties. The Bank Agent agrees, represents and warrants, on behalf of itself and the other existing and future parties to the Credit Agreement (excluding the Company; the Bank Agent and such other parties being herein called the "BANK PARTIES") as follows:

     (a) The Bank Parties shall not (i) challenge the transfers of Specified Assets from the Company to the Receivables Subsidiary, whether on the grounds that such transfers were disguised financings or fraudulent conveyances or otherwise, so long as such transfers are carried out in all material respects in accordance with the Transaction Documents, (ii) assert that the Company and the Receivables Subsidiary should be substantively consolidated, or (iii) agree to any amendment of Section 7.1(r) the effect of


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which would be to provide that a "Default" under the Credit Agreement will arise upon the occurrence of an event that would permit, but does not cause, the Receivables Agent or the Purchasers to cease making purchases or advances thereunder.

     (b) Notwithstanding any prior termination of this Agreement, the Bank Parties shall not, with respect to the Receivables Subsidiary, institute or join any other Person in instituting a proceeding of the type referred in the definition of "EVENT OF BANKRUPTCY", so long as any Aggregate Unpaids shall be outstanding or there shall not have lapsed one year plus one day since the last day on any such Commercial Paper of Falcon shall have been outstanding. The foregoing will not limit the rights of Bank Parties to file any claim or otherwise take any action with respect to any such insolvency proceedings that may be instituted against the Receivables Subsidiary by a Person other than a Bank Party.

     (c) No Bank Party shall assign its rights or obligations under the Credit Agreement to any other Person unless such Person shall have agreed in writing to be bound by the terms of this Agreement as if it were a party hereto.

     (d) Subject to any applicable restrictions in the Transaction Documents, the Receivables Agent may (but shall not be required to) enter into one or more premises of the Company, whether leased or owned, at any time during reasonable business hours, without force or process of law and without obligation to pay rent or compensation to the Company, the Receivables Subsidiary or the Bank Parties and may use any equipment (including data processing equipment) located thereon relating to Records and may have access and use of such Records and any other property (including software) to which such access and use are granted under the Transaction Documents, in each case provided that such uses are for the purposes of enforcing the Receivables Agent's rights with respect to the Specified Assets.

     6. Additional Agreements of Receivables Agent. The Receivables Agent agrees, represents and warrants as follows:

     (a) The Receivables Agent shall not (i) challenge the transfers of the Bank Collateral (other than Specified Assets) from the Company to the Bank Agent, whether on the grounds that such transfers were fraudulent conveyances or otherwise, so long as such transfers are carried out in all material respects in accordance with the Credit Agreement, the Security Agreement and related documents, or (ii) assert that the Company and the Receivables Subsidiary should be substantively consolidated.

     (b) The Receivables Agent shall not assign its rights or obligations under the Transaction Documents to any other Person unless such Person shall have agreed in writing to be bound by the terms of this Agreement as if it were a party hereto.

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     (c) The Receivables Agent does not have any security or other interest in any portion of the Bank Collateral (including, without limitation, Receivables) that do not constitute Specified Assets.

     (d) The Receivables Agent shall use commercially reasonable efforts to notify the Bank Agent of any termination of the Purchase Agreement, but failure to give such notice shall not create any liability on the part of the Receivables Agent or affect its rights hereunder.

     (e) Subject to any applicable restrictions in the Credit Agreement and/or the Security Agreement, the Bank Agent may (but shall not be required to) enter into one or more premises of the Company, whether leased or owned, at any time during reasonable business hours, without force or process of law and without obligation to pay rent or compensation to the Company, the Receivables Subsidiary, the Receivables Agent or any of the Purchasers and may have access to and use of all Records located thereon and may have access and use of any other property (including software) to which such access and use are granted under the Transaction Documents, in each case provided that such access and uses are for the purposes of enforcing the Bank Agent's rights with respect to the Excluded Receivables Assets.

     7. Reliance. Each of the Receivables Subsidiary, the Receivables Agent, all Lenders, all Investors and all Bank Parties may rely on this Agreement as if such Person were a party hereto. This Agreement shall remain in effect until the termination of the Trust in accordance with the terms of the Pooling Agreement.

     8. Miscellaneous.

     (a) No delay upon the part of any party to this Agreement in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any such party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No waiver, amendment or other modification, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and shall be signed by the Bank Agent and the Receivables Agent.

     (b) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of one which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (c) This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Illinois.

     (d) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

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     (e) All notices and other communications for hereunder shall, unless otherwise stated herein, be in writing (including communications by facsimile copy) and mailed, transmitted or delivered, as to each party hereto at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt or (i) in the case of notice by mail, three business days after being deposited in the mails, postage prepaid, and (ii) in the case of notice by facsimile copy, upon the earlier to occur of (A) completion of transmission and telephone confirmation of receipt or (B) the recipient's close of business on the date of transmission.


     IN WITNESS WHEREOF, the Bank Agent and the Receivables Agent have caused this Agreement to be executed and delivered as of the day first above written.

                                        THE FIRST NATIONAL BANK OF CHICAGO, as
                                        Bank Agent


                                        By: /s/
                                            -------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------

                                        Address: One First National Plaza
                                        Chicago, Illinois  60670-0234

                                                 Attn: Brett C. Neubert
                                                 Phone:       (312) 732-2752
                                                 Fax:         (312) 732-3885


                                        THE FIRST NATIONAL BANK OF CHICAGO, as
                                        Receivables Agent


                                        By: /s/
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------

                                        Address: One First National Plaza
                                                 21st Floor
                                                 Chicago, Illinois  60670-0079

                                                 Attn: Asset-Backed Finance
                                                         Credit Manager
                                                         Phone: (312) 732-9678
                                                         Fax:   (312) 732-4487




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    ACKNOWLEDGED AND AGREED:

    FLEXIBLE FUNDING CORP.

    By: /s/
       ----------------------------
    Name:
         --------------------------
    Title:
           ------------------------


    PRINTPACK, INC.

    By: /s/
       ----------------------------
    Name:
         --------------------------
    Title:
           ------------------------





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